Exhibit 99.1

Bain Capital Specialty Finance, Inc. Receives Investment Grade Rating from Fitch

BOSTON – April 18, 2022 – Bain Capital Specialty Finance, Inc. (NYSE: BCSF, the “Company”, “our” or “we”) today announced that Fitch Ratings, Inc. (“Fitch”) has assigned the Company with an investment grade rating of BBB- and Stable outlook.

“We are pleased to have received an investment grade rating from Fitch, which reflects our strong track record across our diversified investment portfolio, solid funding flexibility and the overall strength of Bain Capital Credit’s global platform from which BCSF benefits,” said Michael Boyle, President of BCSF. “This investment grade rating further enhances the Company’s access to the capital markets, as we continue to capitalize on opportunities to enhance shareholder value.”

About Bain Capital Specialty Finance, Inc.

Bain Capital Specialty Finance, Inc. is an externally managed specialty finance company focused on lending to middle market companies. BCSF is managed by BCSF Advisors, LP, an SEC-registered investment adviser and a subsidiary of Bain Capital Credit, LP. Since commencing investment operations on October 13, 2016, and through December 31, 2021, BCSF has invested approximately $5.1 billion in aggregate principal amount of debt and equity investments prior to any subsequent exits or repayments. BCSF’s investment objective is to generate current income and, to a lesser extent, capital appreciation through direct originations of secured debt, including first lien, first lien/last out, unitranche and second lien debt, investments in strategic joint ventures, equity investments and, to a lesser extent, corporate bonds. BCSF has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended.

Forward-Looking Statements

This letter may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this letter may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the U.S. Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this letter.

Investor Contact:
Katherine Schneider
Tel. +1 212 803 9613
investors@baincapitalbdc.com

Media Contact:
Charlyn Lusk
Tel. +1 646 502 3549
clusk@stantonprm.com